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                                                               Exhibit 4.9


                            INTER-FACILITY AGREEMENT


          INTER-FACILITY AGREEMENT, dated as of November 18, 1994, among:
CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY ("CIBC"), as Administrative Agent (in such capacity, together with any successor agent, the "Administrative Agent") and as Collateral Agent (in such capacity, together with any successor agent, the "Collateral Agent"); THE BANK OF NOVA SCOTIA, NATIONSBANK OF TEXAS, N.A., and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Co-Agents (in such capacity, together with any successor agents, the "Co-Agents"); COMMERCE BANK, N.A., (together with its successors and assigns and any other bank which shall issue documentary letters of credit under a Merchandise Letter of Credit Facility (as hereinafter defined), the "Merchandise Letter of Credit Bank"); PAYLESS CASHWAYS, INC. (the "Borrower"); and SOMERVILLE LUMBER AND SUPPLY CO., INC. ("Somerville").


                             W I T N E S S E T H :

          WHEREAS, the Borrower, the banks and other financial institutions from time to time parties to the Credit Agreement hereinafter referenced (the "Banks"; which term shall, for the purposes hereof, be deemed to include the Letter of Credit Bank under the Credit Agreement), the Administrative Agent, the Collateral Agent and the Co-Agents are parties to the Credit Agreement, dated as of November 18, 1994 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used but not defined herein being used herein as therein defined), pursuant to which the Banks have agreed to make Loans to, and to issue and/or participate in Letters of Credit (the "Bank Letters of Credit") for the account of, the Borrower;

          WHEREAS, the Borrower and the Merchandise Letter of Credit Bank are parties to the Letter of Credit Issuance and Reimbursement Agreement dated as of November 18, 1994 (as amended through the date hereof and as the same may be further amended, supplemented, otherwise modified or replaced from time to time with the consent of the Required Banks, the "Merchandise Letter of Credit Facility"), pursuant to which the Merchandise Letter of Credit Bank makes available to the Borrower up to $15,000,000 of commercial letters of credit at any one time outstanding (the "Merchandise Letters of Credit"); and

          WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that each of the parties hereto shall have executed and delivered to the Administrative Agent this Inter-Facility Agreement;




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          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree, so long as either the Credit Agreement or the Merchandise Letter of Credit Facility (together, the "Agreements") shall be in effect and any Bank Obligations or Obligations (as defined in the Security Agreement) arising under the Merchandise Letters of Credit Agreement (any such latter Obligations, the "Merchandise Letter of Credit Obligations") shall be outstanding and notwithstanding anything contained to the contrary in any of the Agreements or any documents executed in connection therewith, as follows:

          1. A. After the occurrence of an Event of Default and acceleration of the Bank Obligations (herein referred to as a "Collateral Realization Event"), the proceeds of the Collateral shall be applied by the Collateral Agent to the payment of the Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

          (i) FIRST, to the pro rata payment of all costs and expenses of the Collateral Agent, the Administrative Agent, the Co-Agents, the Banks and the Merchandise Letter of Credit Bank incurred in connection with the preservation, collection and enforcement of the Obligations, or of the security interests granted to the Collateral Agent pursuant to the Security Documents, including, without limitation, any amounts advanced by the Collateral Agent, the Administrative Agent, the Co-Agents, the Banks or the Merchandise Letter of Credit Bank to protect, preserve or liquidate the Collateral;

         (ii) SECOND, to payment of that portion of the Obligations constituting accrued and unpaid interest and fees, ratably amongst the Collateral Agent, the Administrative Agent, the Co-Agents, the Banks and the Merchandise Letter of Credit Bank in accordance with the proportion which the accrued interest and fees constituting the Obligations owing to such Person at such time bears to the aggregate amount of accrued interest and fees constituting the Obligations owing to all such Persons at such time, until such interest and fees shall be paid in full;

        (iii) THIRD, to payment of the principal of the Obligations (which shall include the undrawn amount of the Bank Letters of Credit and any Merchandise Letters of Credit issued not in violation of the terms of the Credit Agreement), ratably amongst the Banks and the Merchandise Letter of Credit Bank in accordance with the proportion which the principal amount of the Obligations (which shall include the undrawn amount of all such outstanding letters of credit) owing to each such Bank or the Merchandise Letter of Credit Bank bears to the aggregate principal amount of the Obligations owing to all of the Banks and the



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     Merchandise Letter of Credit Bank until such principal of the Obligations shall be paid in full;

         (iv) FOURTH, to the payment of all other Obligations, ratably amongst the Banks and the Merchandise Letter of Credit Bank in accordance with the proportion which the amount of such other Obligations owing to each such Bank or the Merchandise Letter of Credit Bank bears to the aggregate amount of such other Obligations owing to all of the Banks and the Merchandise Letter of Credit Bank until such other Obligations shall be paid in full; and

          (v) FIFTH, the balance, if any, after all of the Obligations have been satisfied, shall be returned to the Borrower or paid over to such other Person as may be required by law.

          B. Notwithstanding the above, the Merchandise Letter of Credit Bank shall have no rights to receive or retain any amount allocated to it as provided above unless

          (i) with respect to all collateral having an aggregate value in excess of $100,000 securing the Merchandise Letter of Credit Obligations, other than the Collateral, the Merchandise Letter of Credit Bank

               (a) has presented any bills of lading, dock receipts, warehouse receipts or other documents of title in the possession of the Merchandise Letter of Credit Bank respecting such collateral at the port or ports of entry for such collateral; and

               (b) has used its best efforts to sell the collateral, if any, obtained from such presentation in a commercially reasonable manner; and

          (ii) the Merchandise Letter of Credit Bank shall have provided the Collateral Agent with either

               (a) an affidavit from an officer of the Merchandise Letter of Credit Bank stating (1) whether it had any bills of lading, dock receipts, warehouse receipts or other documents of title in its possession regarding such collateral, (2) that the same have been presented at the port or ports of entry for such collateral, (3) the collateral, if any, obtained upon such presentation, and (4) that such collateral was sold in a commercially reasonable manner or specifying the Merchandise Letter of Credit Bank's best efforts to sell such collateral and the net amount received from the sale of any such collateral after deducting all



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          expenses incurred in obtaining and selling such collateral; or

               (b) with other evidence of such realization and best efforts, in form, scope and substance satisfactory to the Collateral Agent and the Co-Agents.

Until such amounts are paid to the Merchandise Letter of Credit Bank, the Collateral Agent shall retain same and shall invest such amounts in Temporary Cash Investments at the direction of the Merchandise Letter of Credit Bank for the benefit of the Collateral Agent, the Administrative Agent, the Co-Agents, the Banks and the Merchandise Letter of Credit Bank. In the event that the Merchandise Letter of Credit Bank shall not have fulfilled the conditions specified in clauses (i) and (ii) above within 180 days after it has actual knowledge of the acceleration of those Obligations which caused there to be an application of proceeds of Collateral as provided above, then the Merchandise Letter of Credit Bank shall no longer have any rights in any amounts allocable to it as provided above as the result of such acceleration (or any interest or other income earned thereon) and such amounts and income shall be applied in accordance with this Section 1 (without regard to provisions requiring the allocation of proceeds to the Merchandise Letter of Credit Bank). In the event that the Merchandise Letter of Credit Bank shall have fulfilled such conditions within such 180 day period, then the Merchandise Letter of Credit Bank and, if applicable, the Collateral Agent, the Administrative Agent, the Co-Agents and the Banks shall be paid out of such Temporary Cash Investments such amounts as shall be necessary to restore such Persons to the positions they would have been in, taking into account any amounts received by the Merchandise Letter of Credit Bank as a result of realizing upon its separate collateral, were it not for the provisions of this Section 1B.

          The parties hereto acknowledge that the current procedures of the Borrower and the Merchandise Letter of Credit Bank with respect to Merchandise Letters of Credit do not result in the Merchandise Letter of Credit Bank having possession or control of all negotiable copies of bills of lading, dock receipts, warehouse receipts or other documents of title and do not result in the Merchandise Letter of Credit Bank necessarily having the ability to obtain possession or control of the collateral described in clause (i) above at the port or ports of entry for such collateral or elsewhere.

          In the event that the amount of monies actually received by any Bank or the Merchandise Letter of Credit Bank under clause (iii) (THIRD) above with respect to the undrawn amount of the Bank Letters of Credit or the Merchandise Letters of Credit issued or participated in by it shall exceed the amount of any drawings under such letters of credit made after such Bank's or Merchandise Letter of Credit Bank's receipt of such



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funds, which determination shall be made after the letters of credit issued or participated in by such Bank or Merchandise Letter of Credit Bank have been terminated or have expired, then such Bank or Merchandise Letter of Credit Bank shall deliver such excess funds to the Collateral Agent to be applied in accordance with this Section 1, unless forbidden by law or regulatory order. Each of the Borrower and Somerville acknowledges and agrees that it shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral applied to the Bank Obligations and all other payments received under the Credit Agreement and the aggregate amount of the sums referred to in the first through fourth clauses above relating to the Bank Obligations. Each Bank and the Merchandise Letter of Credit Bank agrees that after it has actual knowledge of the occurrence of a Collateral Realization Event it shall not issue Bank Letters of Credit or Merchandise Letters of Credit or amend existing Bank Letters of Credit or Merchandise Letters of Credit to increase the undrawn amount thereof, nor incur any additional Obligations thereunder with respect thereto other than interest and expenses of enforcement.

          2.  The Merchandise Letter of Credit Bank hereby:

          A. irrevocably appoints and authorizes the Collateral Agent, the Administrative Agent and the Co-Agents to take such action as collateral agent, administrative agent and co-agents, respectively, on its behalf and to exercise such powers under the Security Documents and this Inter-Facility Agreement as are delegated to such Person by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto;

          B. agrees that each of CIBC, The Bank of Nova Scotia, NationsBank of Texas, N.A. and Bank of America National Trust and Savings Association shall have the same rights and powers under the Security Documents and this Inter-Facility Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, a Co-Agent or the Collateral Agent, as the case may be, and that CIBC, The Bank of Nova Scotia, NationsBank of Texas, N.A. and Bank of America National Trust and Savings Association and their Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent, a Co-Agent or the Collateral Agent, as the case may be, hereunder and under the Security Documents;

          C. agrees that the obligations of each of the Administrative Agent, the Collateral Agent and the Co-Agents are only those expressly set forth herein and in the Security Documents;

          D. agrees that each of the Administrative Agent, the Collateral Agent and the Co-Agents may consult with legal counsel (who may be counsel for the Borrower), independent public



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accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts;

          E. agrees that neither the Administrative Agent, the Co-Agents, the Collateral Agent nor any of their directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection herewith or in connection with any Security Document or this letter agreement (i) with the consent or at the request of the Required Banks or the Merchandise Letter of Credit Bank or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent, the Co-Agents, the Collateral Agent nor any of their directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Security Documents, this Inter-Facility Agreement or the Collateral; (ii) the performance or observance of any of the covenants or agreements of the Borrower; or (iii) the validity, effectiveness or genuineness of the Security Documents, this Inter-Facility Agreement, any other instrument or writing furnished in connection herewith or therewith or the Collateral. None of the Administrative Agent, the Co-Agents or the Collateral Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties;

          F. acknowledges that it has, independently and without reliance upon the Administrative Agent, the Co-Agents, the Collateral Agent or any Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Inter-Facility Agreement. The Merchandise Letter of Credit Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Co-Agents, the Collateral Agent or any Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Inter-Facility Agreement; and

          G. agrees that each of the Administrative Agent, the Co-Agents and the Collateral Agent may resign at any time by giving written notice thereof to the Banks, the Borrower and the Merchandise Letter of Credit Bank. Upon any such resignation of the Administrative Agent or Collateral Agent, the Required Banks shall have the right to appoint a successor Administrative Agent or Collateral Agent. Upon any such resignation of a Co-Agent, no successor Co-Agent shall thereafter be appointed and the rights and obligations of such Co-Agent under the Security Documents and this Inter-Facility Agreement shall cease. If no successor Administrative Agent or Collateral Agent shall have been so



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appointed by the Required Banks and shall have accepted such appointment within
30 days after the retiring Administrative Agent's or Collateral Agent's giving notice of resignation, then the retiring Administrative Agent or Collateral Agent, as the case may be, may, on behalf of the Banks and the Merchandise Letter of Credit Bank, appoint a successor Administrative Agent or Collateral Agent, which shall be a Bank or a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Administrative Agent or Collateral Agent hereunder and under the Security Documents by a successor Administrative Agent or Collateral Agent, as the case may be, such successor Administrative Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent or Collateral Agent, as the case may be, and shall be discharged from its duties and obligations hereunder and under the Security Documents. After any retiring Administrative Agent's, Co-Agent's or Collateral Agent's resignation hereunder as Administrative Agent, Co-Agent or Collateral Agent, as the case may be, the provisions of this Section two shall injure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, Co-Agent or Collateral Agent. The successor Administrative Agent or Collateral Agent, as the case may be, shall deliver to each of the Banks and the Merchandise Letter of Credit Bank notice of the resignation of the predecessor Administrative Agent or Collateral Agent.

          3. Each Bank and the Merchandise Letter of Credit Bank shall indemnify the Administrative Agent, each Co-Agent and the Collateral Agent, as the case may be, (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such Person's gross negligence or willful misconduct) that the Administrative Agent, such Co-Agent or the Collateral Agent, as the case may be, may suffer or incur in connection with this Inter-Facility Agreement or the Security Documents, the Collateral or any action taken or omitted by the Administrative Agent, such Co-Agent or the Collateral Agent hereunder or under the Security Documents. Such indemnification shall be made pro rata by each Bank and the Merchandise Letter of Credit Bank based upon the proportion of (x) its Revolving Commitment or commitment to issue Merchandise Letters of Credit (the "Merchandise Letter of Credit Commitment") at such time or, with respect to any Merchandise Letter of Credit Bank which has no commitment to issue Merchandise Letters of Credit, the aggregate stated amount of all outstanding Merchandise Letters of Credit issued by it to (y) the aggregate of all the Revolving Commitments, the Merchandise Letter of Credit Commitments and the aggregate stated amount of all outstanding Merchandise Letters of Credit issued by any Merchandise Letter of Credit Bank which has no commitment to issue Merchandise Letters of Credit at such time.
The provisions



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of this paragraph shall survive the termination of the Agreements and the payment in full in cash of the Obligations.

          4. Each of the parties hereto agrees that no provision of the Security Documents may be amended or waived which has the effect of substituting, discharging, releasing or surrendering any material portion of Collateral (except as permitted in the Credit Documents) unless signed by the Banks and the Merchandise Letter of Credit Bank. Further, no provision of the Security Documents may be amended or waived which would have the effect of eliminating or reducing the benefit of collateral granted to the Merchandise Letter of Credit Bank under the Security Documents unless the Merchandise Letter of Credit Bank shall consent thereto in writing.

          5. Each of the Banks consents to the grant by the Borrower to the Merchandise Letter of Credit Bank of the security interest in certain property of the Borrower as provided in Section [3.6(a)] of the Merchandise Letter of Credit Facility as in effect on the date of execution thereof (the "Merchandise Collateral"). Further, each of the Banks acknowledges and agrees that the Merchandise Letter of Credit Bank may after the occurrence and during the continuance of an Event of Default under the Merchandise Letter of Credit Facility apply the proceeds of the Merchandise Collateral to the Merchandise Letter of Credit Obligations.

          6. Each of the Banks acknowledges and agrees that the Borrower may borrow Revolving Loans, subject to the terms and conditions of the Credit Agreement, the proceeds of which may be applied to the payment of the Borrower's obligations under or with respect to the Merchandise Letter of Credit Facility and the Merchandise Letters of Credit. The Collateral Agent agrees to notify the Merchandise Letter of Credit Bank in writing of the first exercise of any rights or remedies that the Administrative Agent or Collateral Agent may have under the Security Documents or Article IX of the Credit Agreement. Each of the Banks, the Collateral Agent, the Co-Agents and the Administrative Agent agree that should the Borrower grant to the Collateral Agent after the date hereof a lien or security interest in any property of the Borrower, the Merchandise Letter of Credit Bank shall have the benefit thereof in the same manner as the Merchandise Letter of Credit Bank has under the Security Agreement.

          7. Notwithstanding anything contained herein, in the Agreements or elsewhere to the contrary, no Merchandise Letter of Credit Bank shall be entitled to the benefits of this Agreement until such time as such Merchandise Letter of Credit Bank has agreed in writing to be bound by the terms hereof.

          8. This Inter-Facility Agreement (i) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, (ii) may be executed in two or more counterparts, each of which taken together shall constitute one and the same




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agreement, (iii) may not be amended, modified or supplemented except by a writing executed by all the parties hereto and (iv) shall insure to the benefit and be binding upon the parties hereto and their successors and assigns.

          9. Any provision of this Inter-Facility Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


          IN WITNESS WHEREOF, the parties hereto have caused this Inter-Facility Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                          CANADIAN IMPERIAL BANK OF COMMERCE,
                                            NEW YORK AGENCY, as
                                            Administrative Agent and
                                            Collateral Agent


                                          By: s/David McGowan
                                              -------------------------------
                                              Title: Authorized Signatory


                                          THE BANK OF NOVA SCOTIA,
                                            as Co-Agent


                                          By: s/F.C.H. Ashby
                                              -------------------------------
                                              Title: Senior Mgr. Loan Operations


                                          NATIONSBANK OF TEXAS, N.A., as
                                        Co-Agent


                                          By: s/Perry B. Stephenson
                                              -------------------------------
                                              Title: Senior Vice President


                                          BANK OF AMERICA NATIONAL TRUST AND
                                          SAVINGS ASSOCIATION,
                                            as Co-Agent


                                          By: s/G. Burton Queen
                                              -------------------------------
                                              Title: Vice President




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                                          COMMERCE BANK, N.A.,
                                            as Merchandise Letter of
                                            Credit Bank


                                          By: s/John M. McGee
                                              -------------------------------
                                              Title: Vice President


                                          PAYLESS CASHWAYS, INC.


                                          By: s/Stephen A. Lightstone
                                              -------------------------------
                                              Title: Senior Vice President


                                          SOMERVILLE LUMBER AND SUPPLY CO.,
                                           INC.


                                          By: s/Stephen A. Lightstone
                                              -------------------------------
                                              Title: Treasurer